Exhibit 31.4

CERTIFICATION PURSUANT TO

RULES 13a-14(a) and 15d-14(a),

AS ADOPTED PURSUANT TO

THE SECURITIES EXCHANGE ACT OF 1934

I, Francis Ruchalski, certify that:

1.	I have reviewed this Amendment No. 1 to Form 10-K of GlassBridge Enterprises, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2020

/s/ Francis Ruchalski
Francis Ruchalski
Chief Financial Officer
(Principal financial officer)